Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☒

Citibank, N.A.

A National Banking Association	13-5266470 (I.R.S. employer identification no.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip code)

SACO I Trust 2006-12
THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS
SUPPLEMENT
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Applied for (I.R.S. employer identification no.)

c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Or such other address specified in the applicable
Prospectus Supplement
(Address of principal executive offices)
10043 (Zip code) 19713 (Zip code)

Mortgage-Backed Notes

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1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name              Address
Comptroller of the Currency             Washington, D.C.
Federal Reserve Bank of New York              33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation       Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2006- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 18th day of December, 2006.

CITIBANK, N.A.

By: /s/ John Hannon

Name: John Hannon Title: Vice President

Exhibit 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2006, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	$16,265,000
Interest-bearing balances	26,129,000
Held-to-maturity securities	0
Available-for-sale securities	153,125,000
Federal funds sold in domestic
Offices	16,037,000
Federal funds sold and
securities purchased under
agreements to resell	11,251,000
Loans and leases held for sale	5,160,000
Loans and lease financing
receivables:
Loans and Leases, net of
unearned income	426,970,000
LESS: Allowance for loan and lease
losses	5,888,000
Loans and leases, net of unearned
income, allowance, and reserve	421,082,000
Trading assets	99,234,000
Premises and fixed assets
(including capitalized leases)	4,453,000
Other real estate owned	60,000
Investments in unconsolidated
subsidiaries and associated
companies	243,000
Intangible assets: Goodwill	9,493,000
Intangible assets: Other intangible
assets	11,897,000
Other assets	41,933,000
TOTAL ASSETS	$816,362,000

LIABILITIES
Deposits: In domestic offices	$139,255,000
Noninterest- bearing	22,087,000
Interest- bearing	117,168,000
In foreign offices, Edge and
Agreement subsidiaries,
and IBFs	422,066,000
Noninterest- bearing	29,452,000
Interest- bearing	392,614,000
Federal funds purchased in domestic
Offices	26,530,000
Federal funds purchased and securities
sold under agreements
to repurchase	11,813,000
Trading liabilities	45,401,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases): ss	45,704,000
Subordinated notes and debentures	18,125,000
Other liabilities	44,494,000
TOTAL LIABILITIES	$753,388,000
Minority interest in consolidated
Subsidiaries	577,000

EQUITY CAPITAL
Perpetual preferred stock and
related surplus	0
Common stock	751,000
Surplus	27,367,000
Retained Earnings	35,602,000
Accumulated net gains (losses)
on cash flow hedges	-1,323,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$62,397,000
TOTAL LIABILITIES AND EQUITY
CAPITAL	$816,362,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

SALLIE KRAWCHECK

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

ALAN S. MACDONALD
KEVIN KESSINGER
STEPHEN H. LONG
DIRECTORS